UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 31, 2003

LINCOLN NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Indiana (State of Incorporation)	1-6028 (Commission File Number)	35-1140070 (I.R.S. Employer Identification No.)

1500 Market Street, Suite 3900, Centre Square West Tower, Philadelphia, PA 19102
(Address of principal executive offices)

Registrant’s telephone number 219-448-1400

Item 9. Regulation FD Disclosure (Also being provided under new Item 12 Results of Operations and Financial Condition).

The information in this Report, including the attached Exhibit, is “furnished” pursuant to Item 9 and Item 12 of this Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 if such subsequent filing specifically references this Form 8-K or specific parts of it. The furnishing of the information contained in the attached exhibit (statistical supplement) is not intended and should not be construed to imply that such information is material.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

Exhibit
Number	Description

99.1	Lincoln National Corporation Statistical Supplement for the Quarter Ended March 31, 2003